FIRST AMENDMENT TO LICENSE AND OPTION AGREEMENT

         This Amendment, dated as of July 22, 1999, is made by and between PrimeHoldings.Com, Inc., a Delaware corporation (the "Licensee"), and Automated Solutions, Inc., a Utah corporation (the "Licensor").

                                    RECITALS:

         Licensor and Licensee have entered into a License and Option Agreement, dated as of July 1, 1999 (the "License Agreement"). Capitalized terms used in these recitals have the meanings given to them in the License Agreement unless otherwise specified.

         Licensee has requested that certain amendments be made to the License Agreement, which Licensor is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Capitalized terms used in this Amendment which are defined in the License Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. The License Agreement is hereby amended to add the following new Section 1.1, which new Section 1.1 will replace in its entirety the original Section 1.1 in the License agreement:

         "2.1 In consideration of the non-refundable, irrevocable payment by Licensee to Licensor of the sum of One Hundred Fifty Thousand Dollars ($150,000) which amount has been received by Licensor, Licensor hereby grants to Licensee a fully-paid, exclusive, non-assignable license to use the Licensor's presently existing source code (the "Source Code") for Licensor's data extraction software known as the "Neural Cube?" and the "ADEPT System?" (collectively, the "Data Extraction Technology") solely in connection with Licensee's data extraction service bureau business whereby Licensee proposes to extract Current Data (as such term is defined below) from paper forms and convert such data to electronic files in a manner similar to Licensor's past practices (the "Field of Use"). For purposes of this Agreement, "Current Data" shall mean data that has been entered on paper forms by clients or customers or their affiliates no more than 180 days prior to submission of such data to Licensee for extraction and conversion to electronic files. Licensee's license hereunder is limited to the Field of Use. Licensee acknowledges that its rights in the Data Extraction Technology are limited to the license granted hereunder and that Licensor retains all right, title and interest in and to the Data Extraction Technology except for the limited license specifically granted to Licensee hereunder. Licensor hereby grants to Licensee a fully-paid, exclusive, non-assignable, license to use the Licensor's trade names "Neural Cube?" and "ADEPT System? solely in the Field of Use. Licensee agrees to protect and to not denegrate such trade names. Licensor shall deliver to Licensee the Source Code in tape medium. Licensee may engage Licensor, on mutually agreeable terms to Licensor and Licensee to install the Data Extraction Technology for use by Licensee at Licensor's facilities. Licensee may modify, alter, enhance, change or revise the Source Code or Data Extraction Technology; provided, (i) any such modifications, alterations, changes or enhancements ("Changes") shall automatically be deemed, and hereby are, licensed back to Licensor on a royalty-free, non-exclusive basis for use solely outside of the Field of Use, and (ii) Licensee shall, on demand, promptly deliver to Licensor a tape of the source code for the Changes, together with a copy of all documentation related thereto. The Licenses granted under this Section 1.1 shall be perpetual, subject to Licensor's right to terminate the exclusive nature of the Licenses (i) with respect to the trucking industry promptly upon notice to Licensee in the event Licensee ceases to actively market to the trucking industry in the Field of Use using the Data Extraction Technology; and (ii) in the event Licensee breaches or becomes in default as provided in Section 2 of the Escrow Agreement dated July 22, 1999 entered into in connection herewith with Licensor and LeBoeuf, Lamb, Greene & MacRae, L.L.P. Licensee shall be deemed to have ceased to actively market to the trucking industry if Licensee fails to add at least two new customers (other than those customers listed in Exhibit "A" to the License

         Agreement) in the trucking industry in any twelve-month period beginning August 1, 1999. Licensee shall provide Licensor with a copy of all new customer contracts after the date hereof relating to the trucking industry as Licensee enters into such contracts."

3. The License Agreement is hereby amended to add the following additional language to the end of Section 4:

         "In the event Wal*Mart Stores, Inc. demands a refund of the $11,000 paid to Licensor as of July 1, 1999, in connection with the contract between Licensor and Wal*Mart Stores, Inc. dated March 16, 1999, the Licensor agrees to indemnify and hold harmless Licensee for any amounts paid by Licensee to Wal*Mart Stores, Inc. in connection with any such demand, up to a maximum of $11,000.

4. The License Agreement is hereby amended to add a new Section 13 to read in its entirety as follows:

         "Section 13. Remedies. In addition to any other remedies provided for herein, in the event of a breach or default under the terms of this Agreement by either party, the defaulting party agrees to pay all out-of-pocket expenses including reasonable attorneys' fees and legal expenses incurred by or on behalf of the non-defaulting party in the enforcement of this Agreement, in exercising any remedy arising from such breach or default, or otherwise related to such breach or default. Regardless of any breach or default, the defaulting party agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the non-defaulting party in any bankruptcy proceedings of any type involving the non-defaulting party or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization."

5. Except as explicitly amended by this Amendment, all of the terms and conditions of the License Agreement shall remain in full force and effect.

6.       The Licensee hereby represents and warrants to the Licensor as follows:

         6.1 The Licensee has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Licensee and constitutes the legal, valid and binding obligation of the Licensee, enforceable in accordance with its terms.

         6.2 The execution, delivery and performance by the Licensee of this Amendment have been duly authorized by all necessary corporate action and do not
(i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Licensee, or the articles of incorporation or bylaws of the Licensee, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Licensee is a party or by which it or its properties may be bound or affected.

7.       This Agreement may be executed in  counterparts  by facsimile,  each of
which  shall  be  enforceable   against  the  parties  actually  executing  such
counterparts, and all of which together shall constitute one instrument.

8. Licensee and Licensor are simultaneously herewith entering into the Escrow Agreement.

         IN WITNESS WHEREOF, the Licensor and Licensee have executed this Amendment through their authorized signatories effective as of the date first above written.

                                        AUTOMATED SOLUTIONS, INC.

                                        By: /s/ Russell W. Wilding
                                            --------------------------------
                                            Russell W. Wilding, President

                                        PRIMEHOLDINGS.COM, INC.

                                        By: /s/ David E. Shepardson, III
                                            ----------------------------
                                            David E. Shepardson, III
                                            Its: Vice-President/CFO